Exhibit 99.1

Daseke to be Acquired by TFI International

Daseke common stockholders to receive $8.30 per share in cash

Deal price represents a 69% premium to the last reported sale price and an 82% premium to the 30-trading day VWAP

Addison, Texas – December 22, 2023 – Daseke, Inc. (NASDAQ: DSKE) (Daseke or the Company), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end markets, today announced that, with the unanimous approval of Daseke’s board of directors, it has entered into a definitive agreement to be acquired by TFI International Inc. (NYSE and TSX: TFII) (TFI International), a North American leader in the transportation and logistics industry, in an all-cash transaction that values Daseke at an enterprise value of approximately $1.1 billion.

Subject to the terms of the agreement, Daseke common stockholders will receive $8.30 per share in cash, representing a premium of 69% to the last reported sale price on December 21, 2023 and a premium of 82% to the volume-weighted average price (VWAP) of the common stock for the 30 trading days ending on December 21, 2023.

Jonathan Shepko, Chief Executive Officer of Daseke commented, “We believe this transaction to be a tremendous outcome for our Daseke shareholders, providing a near-term liquidity event at a significant premium, and is consistent with our stated priority of progressing opportunities that maximize value for our shareholders. TFI has a proven track record of successfully executing acquisitions that deliver value for its customers, shareholders, partners, and team members. We are very fortunate to be joining a like-minded organization who shares our commitment to strong customer relationships, services excellence, and utmost respect for our professional drivers, each of which has fueled Daseke’s success over the last 15 years.”

The transaction is expected to close during the second quarter of 2024, subject to Daseke common stockholder approval, regulatory approvals and other customary closing conditions. Closing is not subject to any financing condition. Upon closing of the transaction, Daseke’s common stock will no longer be listed on any stock exchange, and Daseke will operate its portfolio of brands as part of TFI International’s Truckload segment.

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Daseke, and Kirkland & Ellis LLP is serving as Daseke’s legal advisor.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the federal securities laws and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, those statements relating to the proposed transaction between Daseke and TFI International (the Merger), the expected date of closing the Merger and the potential benefits and effects relating to the Merger. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology.

These forward-looking statements are based on information available as of the date of this release and current expectations, forecasts, and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect Daseke’s business and the price of Daseke’s common stock; the failure to satisfy any of the conditions to the consummation of the Merger, including obtaining required stockholder and regulatory approvals; potential litigation relating to the Merger that could be instituted against Daseke, TFI International or their respective directors or officers, including the effects of any outcomes related thereto; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the Merger, including in circumstances requiring Daseke to pay a termination fee; the effect of the announcement or pendency of the Merger on Daseke’s business relationships, operating results and business generally; the risk that the Merger disrupts Daseke’s current plans and operations; Daseke’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; risks related to diverting management’s attention from Daseke’s ongoing business operations; certain restrictions during the pendency of the Merger that may impact Daseke’s ability to pursue certain business opportunities or strategic transactions; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; those risks and uncertainties set forth in Part I, Item 1A of Daseke’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by Daseke with the Securities and Exchange Commission (the SEC); and those risks that will be described in the definitive proxy statement that will be filed with the SEC and available from the sources indicated below. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by management prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or Daseke’s consolidated financial condition, results of operations or liquidity.

Important Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, Daseke plans to file a proxy statement and certain other documents regarding the Merger with the SEC. The definitive proxy statement (if and when available) will be mailed to the common stockholders of Daseke. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Daseke with the SEC at the SEC’s website at www.sec.gov, at Daseke’s website at investor.daseke.com/Home or by sending a written request to Daseke’s Investor Relations department at investors@daseke.com.

Participants in the Solicitation

Daseke and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Daseke’s common stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in such solicitation will be set forth in the definitive proxy statement to be filed with the SEC in connection with the Merger (if and when they become available). Information regarding Daseke’s directors and certain executive officers, including a description of their direct interests, by security holdings or otherwise, is also contained in Daseke’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the date on which the 2023 annual meeting proxy statement was filed, such information has been or will be reflected on Form 3s and 4s filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor Relations

Adrianne D. Griffin

Vice President, Investor Relations and Treasurer

(469) 626-6980

investors@daseke.com